Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of ACell, Inc. of our report dated March 9, 2020, on our audits of the financial statements of ACell, Inc. as of December 31, 2019 and 2018 and for the years then ended. We also consent to the reference to our firm under the heading “Experts.”

/s/ CohnReznick LLP

Tysons, Virginia

June 26, 2020